Exhibit 10.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of August [__], 2017 by and among (i) Pacific Special Acquisition Corp., a British Virgin Islands business company with limited liability, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Borqs Technologies, Inc.” (including any successor entity thereto, “Purchaser”), (ii) Zhengqi International Holding Limited, a business company incorporated in the British Virgin Islands with limited liability, in its capacity under the Merger Agreement as the Purchaser Representative (including any successor Purchaser Representative in accordance with the Merger Agreement, the “Purchaser Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on December 27, 2016, (i) Purchaser, (ii) PAAC Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) the Purchaser Representative, (iv) Borqs International Holding Corp, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), (v) Zhengdong Zou, in the capacity as the Seller Representative thereunder, and (vi) for limited purposes thereof, Zhengqi International Holding Limited, a business company incorporated in the British Virgin Islands with limited liability, entered into that certain Merger Agreement (as amended from time to time in accordance with the terms thereof, including by that First Amendment to Merger Agreement, dated May 10, 2017, and that Second Amendment to Merger Agreement, dated June 29, 2017, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, (i) all of the issued and outstanding capital shares of the Company, immediately prior to the consummation of the Merger (the “Closing”), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration Shares, subject to the withholding of the Escrow Shares and the Earnout Shares, in each case being deposited in the Escrow Accounts in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement(s), (ii) the Company’s warrant holders immediately prior to the Closing shall be issued replacement warrants of Purchaser exercisable into Purchaser Ordinary Shares (the “Replacement Purchaser Warrants”) and (iii) each outstanding Company option shall be assumed by Purchaser and automatically converted into an option exercisable into Purchaser Ordinary Shares (as equitably adjusted), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Companies Law (2016 Revision) of the Cayman Islands;

WHEREAS, immediately prior to the Closing, Holder is a holder of Company Shares and/or Company Warrants in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, including the rights under the Registration Rights Agreement by and among Purchaser, the Purchaser Representative, Holder and the other holders of the Company’s securities immediately prior to the Closing that are named therein, that is to be entered into on or about the date hereof in connection with the Merger Agreement (the “Registration Rights Agreement”), Purchaser, the Purchaser Representative, and Holder desire to enter into this Agreement, pursuant to which the Merger Consideration Shares, the Replacement Purchaser Warrants and all Purchaser Ordinary Shares underlying the Replacement Purchaser Warrants received by Holder in the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       Lock-Up Provisions.

(a)       Holder hereby agrees not to, during the period commencing from the Closing and (A), with respect to fifty percent (50%) of each type of the Restricted Securities, ending on the earliest of (x) the one (1) year anniversary of the date of the Closing, (y) the date after the Closing on which Purchaser consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Purchaser’s shareholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property (a “Subsequent Transaction”), and (z) the date on which the closing sale price of the Purchaser Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (B), with respect to the remaining fifty percent (50%) of the Restricted Securities, ending on the earlier of (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which Purchaser consummates a Subsequent Transaction, (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”); provided, however, that the foregoing shall not preclude Holder from engaging in any transaction in the securities of another company in the same sector or in a similar sector as that of the Company. The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than Escrow Shares and the Earnout Shares until such Escrow Shares and Earnout Shares are disbursed to such Holder from the Escrow Accounts in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement(s)), (A) by gift, will or intestate succession upon the death of Holder, (B) to any Permitted Transferee or (C) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (A), (B) or (C) it shall be a condition to such transfer that the transferee executes and delivers to Purchaser and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or (5) to any affiliate of Holder or to any investment fund or other entity controlled by Holder.

(b)       Without limiting Section 1(a) above, Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until such Escrow Shares are disbursed to such Holder from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement.

(c)       Notwithstanding the foregoing, Holder may during the Lock-Up Period pledge its Restricted Securities (other than its Escrow Shares) to an unaffiliated third party as a guarantee to secure borrowings made by such third party to the Purchaser or any of its Subsidiaries.

(d)       If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(e)       During the Lock-Up Period (and with respect to any Escrow Shares, if longer, during the period when such Escrow Shares are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF AUGUST [__], 2017, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE COMPANY’S SHAREHOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f)       For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities.

(g)       To the extent that any of the Merger Consideration Shares or Replacement Purchaser Warrants held by any other Company Shareholder subject to a Lock-Up Agreement entered into in connection with the Closing are released from, or not subject to, lockup restrictions substantially similar to those in this Agreement (a “Lockup Change”), Purchaser shall promptly give Holder written notice of such Lockup Change and the Restricted Securities subject to the terms of this Agreement shall be immediately released from, or not subject to, the lockup restrictions in this Agreement with an effectiveness concurrent with, and to substantially the same extent and effect as, the Lockup Change.

2.       Miscellaneous.

(a)       Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the Purchaser Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c)       Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)       Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f)       Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)       Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser after the Closing, to:

Borqs Technologies, Inc.
Tower A, Building B23
Universal Business Park
No. 10 Jiuxiangqiao Road
Chaoyang District, Beijing 100015, China
Attn: Pat Chan, CEO
Facsimile No.: 86-10-5975-6363
Telephone No: 86-10-5975-6336
Email: pat.chan@borqs.com

With copies to (which shall not constitute notice):

the Purchaser Representative (and its copy for notices hereunder)

and

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Eva Wang
Facsimile No.: (650) 938-5200
Telephone No.: (650) 335-7878
Email: ewang@fenwick.com

If to the Purchaser Representative, to:

Zhengqi International Holding Limited
855 Pudong South Road
The World Plaza, 27th Floor
Pudong, Shanghai 200120, China
Attn: Yaqi (Sophie) Feng, COO
Facsimile No.: 86-21-8012-9882
Telephone No: 86-21-8012-9878
Email: fengyq@tpyzq.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Douglas Ellenoff
                 Stuart Neuhauser
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: ellenoff@egsllp.com
            sneuhauser@egsllp.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto.

(h)       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)       Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages may be inadequate and Purchaser (and the Purchaser Representative on behalf of Purchaser) may have not adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Purchaser and the Purchaser Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document, including the Registration Rights Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Purchaser and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and Purchaser or the Purchaser Representative or any certificate or instrument executed by Holder in favor of Purchaser or the Purchaser Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Purchaser or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(l)       Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)       Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

Pacific Special Acquisition Corp.

By:
Name:
Title:

The Purchaser Representative:

Zhengqi International Holding Limited,
in its capacity as the Purchaser Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: _______________________________

By:
Name:
Title:

Number and Type of Company Shares and/or Company Warrants:

Company Shares:_________________________________________________

_______________________________________________________________

Company Warrants:_______________________________________________

_______________________________________________________________

Address for Notice:

Address:_____________________________________

____________________________________________

____________________________________________

Facsimile No.:______________________________
Telephone No.:_____________________________
Email:____________________________________

{Signature Page to Lock-Up Agreement}